                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):

                                October 10, 2001

                               UNITEL VIDEO, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                      1-8654                  23-1713238
(State or other jurisdiction       (Commission File          (I.R.S. Employer
      of incorporation)                 Number)              Identification No.)

423 West 55th Street, New York, New York                           10019
(Address of principal executive offices)                        (Zip Code)

                                  212-265-3600
              (Registrant's telephone number, including area code)

                    555 West 57th Street, New York, New York
                         (Former name or former address,
                          if changed since last report)

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

      On October 10, 2001, the United States Bankruptcy Court for the District of Delaware (the "Court") entered an order confirming the Debtors' First Amended Joint Consolidated Liquidating Plan of Reorganization, as modified by the Modification to Debtors' First Amended Joint Consolidated Liquidating Plan of Reorganization (the "Plan"), of Unitel Video, Inc. (the "Company"), in connection with the Company's and its domestic subsidiaries' cases (the "Cases") under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") (Case No. 99-2979 (PJW)). The Plan was jointly proposed by the Company, Unitel 53 LLC, Unitel 57 LLC and R Squared, Inc. (collectively, the "Debtors") and was supported by the Official Committee of Unsecured Creditors in the Cases (the "Committee").

      The following is a summary of the matters contemplated to occur either pursuant to or in connection with the confirmation and implementation of the Plan. This summary only highlights certain of the substantive provisions of the Plan and is not intended to be a complete description of, or a substitute for a full and complete reading of, the Plan and is subject to the Plan. The Company has included the Debtors' First Amended Joint Consolidated Liquidating Plan of Reorganization as Exhibit 99.1 and the Modification to Debtors' First Amended Joint Consolidated Liquidating Plan of Reorganization as Exhibit 99.2 to this Form 8-K.

      On the effective date of the Plan, which is expected to occur 30 days after the date of the Court order confirming the Plan (the "Effective Date"), and automatically and without further action, (i) each existing member of the Board of Directors of each of the Debtors will resign or be terminated by the person designated by the Debtors as the representative of the Debtors' estates for the purpose of administering the Plan and (ii) such administrator shall be deemed sole shareholder, officer and director of each of the Debtors. The Plan will be administered by the administrator and all actions taken thereunder in the name of the Debtors shall be taken through the administrator.

      On or as soon as practicable after the Effective Date, the Company will effect the dissolution of Unitel 53 LLC, Unitel 57 LLC and R Squared, Inc. in accordance with applicable non-bankruptcy law. Once the Plan has been fully administered and consummated, the Company will be dissolved in accordance with applicable non-bankruptcy law. In addition, the Company intends to take the steps necessary to cease being subject to the periodic reporting requirements of the federal securities laws. Consequently, it is expected that other than the filing of Form 15 under the Securities Act of 1934, as amended, no further reports or filings under the federal securities laws will be issued or made by the Company.

      The Plan contemplates the substantive consolidation of the Debtors' estates. On the Effective Date: (i) all intercompany claims by and between the Debtors shall be eliminated; (ii) all assets and liabilities of the Debtors shall be pooled or treated as though they were merged; (iii) all prepetition cross-corporate guarantees of the Debtors shall be eliminated; (iv) any obligation of any Debtor and all guarantees thereof executed by one or more of the Debtors shall be deemed to be one obligation of the consolidated Debtors;
(v) any claims filed with the Court or to be filed in connection with any such obligation and such guarantees shall be deemed one claim against the consolidated Debtors; and (vi) each and every claim filed in the Cases shall be deemed a single obligation of each of the Debtors under the Plan after October 10, 2001.

      The Plan provides for the classification of the claims of the creditors of the Debtors into the following seven classes:

Class      Type of Creditor               Estimate of Recoveries under the Plan*
--------   ----------------------------   -------------------------------------
Class  1   Administrative Claims          100% of allowed claims
Class  2   Priority Claims                100% of allowed claims
Class  3   Priority Tax Claims            100% of allowed claims
Class  4   Miscellaneous Secured Claims   100% of allowed secured claims (or the
                                          property securing such allowed claim)
Class  5   General Unsecured Claims       25% of allowed claims
Class  6   Common Stock                   No distribution
Class  7   Subsidiary Interests           No distribution

     All distributions or other transfers of cash otherwise available to holders of allowed claims will be made on or as soon as possible after the later of the
(i) first business day after the Effective Date and (ii) third business day following the date on which a claim becomes an allowed claim (holders of Class 5 allowed claims may also receive one or more distributions subsequent to the Effective Date), subject in all respects to the terms and provisions of the Plan. Distributions from the reserves established for claims that are disputed will be made to a holder of a disputed claim which later becomes an allowed claim on or as soon as practicable after the date on which such claim becomes an allowed claim.

      In accordance with the Plan, unless otherwise provided in the Plan or the order of the Court confirming the Plan, the treatment of any claim under the Plan will be in full satisfaction, settlement, release and discharge of and in exchange for such claim. Unless otherwise expressly provided in the Plan, any property distributed in satisfaction of allowed claims shall be allocated first to the principal portion of such claims and thereafter to accrued but unpaid interest with respect thereto.

      Class 1 consists of all claims granted administrative expense priority status by virtue of sections 503(b) and 507(a)(1) of the Bankruptcy Code. Class 1 claims are the expenses of administration of the Cases, consisting primarily of certain unpaid trade obligations of the Debtors, including liabilities incurred in the ordinary course of the Debtors' businesses during the administration of the Cases and the fees and expenses of professional persons (e.g., the attorneys and consultants retained pursuant to orders issued and entered by the Court).

      Class 2 consists of any claims arising prior to September 2, 1999 which are entitled to priority status in accordance with sections 507(a)(2) through
(6) of the Bankruptcy Code, and which are not Class 1 claims or Class 3 claims.

      Class 3 consists of those claims for taxes entitled to priority in payment under sections 503(b) and 507(a)(8) of the Bankruptcy Code.

--------------------

* These estimates may not prove to be accurate. Holders of allowed claims may not receive distributions under the Plan equal to the percentages of their allowed claims set forth above.

      Class 4 consists of those claims that are (a) secured, in whole or in part, by a valid, perfected and enforceable lien that is not subject to avoidance under applicable bankruptcy or non-bankruptcy law or (b) subject to setoff under section 553 of the Bankruptcy Code, to the extent of the amount subject to setoff, each as determined by section 506(a) and 1111(b) of the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure.

      Class 5 consists of any claim that is not a Class 1 claim, Class 2 claim, Class 3 claim, Class 4 claim or a claim of one Debtor against the one of the other Debtors. In accordance with Section 4.5 of the Plan, each holder of a Class 5 allowed claim will receive a pro rata portion of (i) the cash of the Company available on the Effective Date, remaining after distributions to holders of Class 1, Class 2, Class 3 or Class 4 allowed claims, (ii) any excess cash from the reserves created for disputed claims and operating expenses of the Company, (iii) any cash returned to the Company because of ineffective deliveries of distributions to holders of allowed claims and (iv) any cash received by the Company after the Effective Date. The pro rata portion is determined by the proportion that the amount of such claim bears to the aggregate amount of all claims in Class 5 entitled to distributions including any disputed claims in Class 5.

      Class 6 consists of the interests on account of the common stock of the Company. In accordance with Section 4.6 of the Plan, all common stock of the Company shall be deemed canceled as of the Effective Date and each holder of such common stock of the Company shall not receive nor retain any property under the Plan on account of such common stock of the Company. As of the date hereof, there are 2,714,866 shares of common stock of the Company outstanding.

      Class 7 consists of the Unitel 53 LLC and Unitel 57 LLC membership interests, and the common stock of R Squared, Inc. (the "Subsidiary Interests"). In accordance with Section 4.7 of the Plan, all Subsidiary Interests shall be deemed canceled as of the Effective Date and the holder of Subsidiary Interests shall not receive nor retain any property under the Plan.

      The Plan contemplates that, on the Effective Date, the Debtors will release each of the (i) Debtors' officers, directors, shareholders, employees, consultants, attorneys, accountants or other representatives and (ii) Committee and, soley in their capacity as a member or representative of the Committee, each member, consultant, attorney; accountant or other representative of the Committee (the persons referred to in clauses (i) and (ii) are the "Releases"), from all claims based on occurrences (or omissions) taking place on or between the date of the commencement of the Cases and the Effective Date in any way relating to the Releasees, the Debtors, the Cases or the Plan (other than with respect to claims for gross negligence or willful misconduct). In addition, the Plan also contemplates that, as of the Effective Date, the Releasees shall have no liability to any holder of any claim or interest for any act or omission in connection with, or arising out of the Cases, the Disclosure Statement, the Plan, the solicitation of votes for and the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan (except for gross negligence or willful misconduct as determined by final order of the Court). However, the foregoing releases do not affect the terms of specified stipulation settlements regarding the Debtors.



                                      * ** * *

      Information as to the assets of the Company can be found in the Company's Form 8-K filed with the Commission on August 24, 2001 and the estimated distribution for each class in respect of allowed claims and interests can be found on pages 11 and 12 of the Disclosure Statement and under the caption "Debtors' First Amended Joint Consolidated Liquidating Plan of Reorganization-- Classification and Treatment of Claims and Interests" in the Disclosure Statement attached hereto as Exhibit 99.3.

ITEM 7. FINANCIAL STATEMENT, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a)   Financial statements of business acquired:

            Not applicable

      (b)   Pro forma financial information:

            Not applicable

      (c)   Exhibits:

            99.1: Debtors' First Amended Joint Consolidating Liquidating Plan of
                  Reorganization, as amended

            99.2: Modification to Debtors' First Amended Joint Consolidated
                  Liquidating Plan of Reorganization

            99.3: Disclosure Statement Pursuant to Section 1125 of the
                  Bankruptcy Code With Respect to Debtors' First Amended Joint Consolidated Liquidating Plan of Reorganization

            99.4: Confirmation Order of the United States Bankruptcy Court for
                  the District of Delaware

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                         UNITEL VIDEO, INC.




Date: October 23, 2001                   BY:/s/ Brian Mittman
                                            ------------------------------------
                                            Brian Mittman
                                            Vice President
                                            Getzler & Co., Inc.
                                            for Unitel Video, Inc.

                                  EXHIBIT INDEX

   EXHIBIT                            DESCRIPTION
   -------                            -----------
    99.1           Debtors' First Amended Joint Consolidating Liquidating Plan
                   of Reorganization, as amended

    99.2           Modification to Debtors' First Amended Joint Consolidated
                   Liquidating Plan of Reorganization

    99.3           Disclosure Statement Pursuant to Section 1125 of the
                   Bankruptcy Code With Respect to Debtors' First Amended Joint
                   Consolidated Liquidating Plan of Reorganization

    99.4 Confirmation Order of the United States Bankruptcy Court for the District of Delaware


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